Exhibit 99.1


FOR IMMEDIATE RELEASE
---------------------

           NYMAGIC, INC. ANNOUNCES RESULTS OF ITS ANNUAL SHAREHOLDERS
                      MEETING AND DECLARATION OF DIVIDEND

New York, May 26, 2005-NYMAGIC, INC. (NYSE: NYM) today announced the results of its annual shareholders meeting of May 25, 2005 and the declaration of a dividend to shareholders of six cents per share, payable on July 7, 2005 to shareholders of record on June 30, 2005.

The board's nominee slate of its nine incumbent directors was elected by an overwhelming majority of the vote. Re-elected for the 2005 - 2006 term were outside independent directors John R. Anderson, Glenn Angiolillo, John T. Baily, David E. Hoffman and David W. Young. In addition, William J. Michaelcheck, William D. Shaw, Jr., the Company's Vice Chairman, Robert G. Simses and George
R. Trumbull, III, the Company's Chairman and Chief Executive Officer, were also re-elected for the 2005 - 2006 term. The shareholders also ratified the appointment of KPMG LLP as auditors to examine and report on the Company's financial statements for the fiscal year ending December 31, 2005.

Commenting on the election, Mr. Trumbull remarked, "The shareholders have spoken and delivered a clear message of support for the Company's management and strategic direction." He noted further, that the Company's declaration of a dividend "reflects the Company's confidence in its prospects for continued success on its current course."

This report contains certain forward-looking statements concerning the Company's operations, economic performance and financial condition, including, in particular, the likelihood of the Company's success in developing and expanding its business. Any forward-looking statements concerning the Company's operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company's performance in 2005 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, investment results, the estimation of loss reserves and loss reserve development, uncertainties associated with asbestos and environmental claims, including difficulties with assessing latent injuries and the impact of litigation settlements, bankruptcies and potential legislation, the uncertainty surrounding the loss amounts related to the attacks of September 11, 2001, the occurrence and effects of wars and acts of terrorism, net loss retention, the effect of competition, the ability to collect reinsurance receivables and the timing of such collections, the availability and cost of


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reinsurance,  the possibility  that the outcome of any litigation or arbitration proceeding is unfavorable, the ability to pay dividends, regulatory changes, changes in the ratings assigned to the Company by rating agencies, failure to retain key personnel, the possibility that our relationship with Mariner Partners, Inc. could terminate or change, and the fact that ownership of our common stock is concentrated among a few major stockholders and is subject to the voting agreement, as well as assumptions underlying any of the foregoing and are generally expressed with words such as "intends," "intend," "intended,"
"believes,"   "estimates,"   "expects,"   "anticipates,"   "plans,"  "projects,"
"forecasts," "goals," "could have," "may have" and similar expressions. These risks could cause actual results for the 2005 year and beyond to differ materially from those expressed in any forward-looking statements made. The
Company   undertakes   no   obligation   to  update   publicly   or  revise  any
forward-looking statements made.



CONTACT:          George R. Trumbull/George Kallop
                  NYMAGIC. INC. (212) 551-0610
                           or
                  Richard Lewis, Richard Lewis Communications
                  212/827-0020 (24/7)